Exhibit 10.2

Execution Copy

CASTLE CREEK PHARMACEUTICAL HOLDINGS, INC.

AMENDED AND RESTATED

MANAGEMENT INCENTIVE PLAN

Effective October 9, 2018

Article 1. Establishment, Objectives and Duration

Section 1.1 Establishment of this Plan. Castle Creek Pharmaceuticals, LLC, a subsidiary of Castle Creek Pharmaceutical Holdings, Inc., originally established this Amended and Restated Castle Creek Pharmaceutical Holdings, Inc. Management Incentive Plan. Capitalized terms have the meanings given to them in Article 2 hereof. This Plan permits the grant of Value Appreciation Rights, Stock Options and Restricted Stock.

Section 1.2 Objectives of this Plan. This Plan’s purpose is to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link Participants’ interests to those of the Company; to give Participants an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining key Employees, Independent Contractors, and other service providers.

Section 1.3 Effective Date and Term of this Plan. This Plan was effective as of August 24, 2015 (the “Effective Date”), and was subsequently amended on July 1, 2016, April 18, 2017 and October 9, 2018. The Committee may further amend or terminate this Plan at any time pursuant to Article 14 hereof. Upon termination of this Plan, all Awards outstanding under this Plan will continue to have full force and effect in accordance with the terms of the Award Agreement evidencing such Award.

Article 2. Definitions.

Section 2.1 Unless otherwise provided herein, each capitalized term used in this Plan has the same definition set forth in the Stockholders Agreements. For purposes of this Plan, the following terms have the meanings set forth below:

(a) 1933 Act means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

(b) Affiliate, with, respect to any Person, means: (i) any other Person owning 25% or more of the voting or beneficial interests of a subject Person; (ii) any other Person directly or indirectly controlling, controlled by or under common control with the subject Person; (iii) any officer, director, trustee or general partner of the subject Person; or (iv) any Person in which more than 25% of the voting or beneficial interests are owned by a Person who has a relationship with the subject Person described in clause (i), (ii) or (iii) above; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) Award means, individually or collectively, a grant under this Plan to a Participant of VARs, Stock Options or Restricted Stock.

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(d) Award Agreement means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

(e) Board means the Board of Directors of the Company.

(f) Cause means (i) the Participant has committed an act of dishonesty that results, or is intended to result, in material gain or personal enrichment of the Participant or has, or is intended to have, a material detrimental effect on the reputation or business of a Company Entity; (ii) the Participant has committed an act or acts of fraud, gross negligence or constituting a felony (other than relating to the operation of a motor vehicle); (iii) any breach by the Participant of any provision of any contract, agreement or policy relating to the Participant’s Service with any Company Entity (including, but not limited to, a breach of any restrictive, non-compete or similar covenants in any employment agreement, Award Agreement, or similar agreement); (iv) any intentional act on the part of the Participant that has, or is intended to have, a material, detrimental effect on the reputation or business of a Company Entity; (v) the Participant’s repeated and consistent underperformance based on formal feedback; (vi) the Participant’s insubordination and/or breach of Company ethics; (vii) the Participant’s conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment of one year or more is a possible punishment; or (viii) the Participant’s refusal or failure to perform specific directives of the Board or any officer or employee to whom such Participant reports to the extent that such directives are consistent with the scope and nature of the Participant’s duties and responsibilities as an employee or service provider of any Company Entity. Notwithstanding the foregoing, if the Participant and any Company Entity have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Committee, in its sole discretion.

(g) Change in Control means a Sale of the Company (as defined in the Voting Agreement); provided that, a Sale of the Company shall only qualify as a Change in Control under this Plan if the Sale of the Company (x) qualifies as a “change in control event” within the meaning of Code Section 409A and (y) no event, circumstance, occurrence or development taking place on or prior to October 9, 2018 shall be taken into consideration in determining whether a Change in Control has occurred.

(h) Code means the Internal Revenue Code of 1986, as amended.

(i) Code Section 409A means Section 409A of the Code and all regulatory and interpretive guidance issued thereunder from time to time.

(j) Committee means, as specified in Article 3 hereof, a committee appointed by the Board to administer this Plan. If no Committee is appointed, the term “Committee” shall refer to the Board.

(k) Common Stock means common stock, par value $0.00001 per share, of the Company.

(l) Company means Castle Creek Pharmaceutical Holdings, Inc. a Delaware corporation, and any successor thereto as provided in Article 16 hereof.

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(m) Company Entities means, collectively and without duplication, the Company and any of its Subsidiaries (individually referred to as a “Company Entity”).

(n) Covered Award is defined in Section 9.1.

(o) Designated Beneficiary means the Person or Persons the Participant designates in a signed writing, filed with the Company, as the beneficiary of any amounts or benefits the Participant owns or is to receive under this Plan (subject to this Plan and any required Board consent). If the Participant has not designated a beneficiary under this Plan, or if the Participant’s Designated Beneficiary is not living on the relevant date hereunder, the Company shall deem the Designated Beneficiary to be the Participant’s beneficiary designated under the applicable 401(k) retirement plan or, if none, the Participant’s surviving spouse or, if none, the Participant’s estate.

(p) Disability means the inability to perform one’s duties for the Company by reason of one’s death, disability or incapacity, through illness or otherwise, for a period of 120 consecutive days, as reasonably established in the reasonable written opinion of such disabled person’s physician or, if such written opinion is considered unreasonable by the Committee in form or content, by a physician reasonably selected by the Committee, provided that no one may claim Disability if such person performs duties for another entity or employer that are similar to those duties that such person would otherwise perform for the Company. Notwithstanding the foregoing, Disability shall mean, with respect to any Award that constitutes nonqualified deferred compensation within the meaning of Code Section 409A, such term as defined for purposes of Code Section 409A.

(q) Employee means a person employed by a Company Entity in an employee- employer relationship and paid through the Company Entity’s regular payroll department.

(r) Exchange Act means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

(s) Fair Market Value means on any date, as it relates to an Incentive Share, the Fair Market Value of such Incentive Share as determined by the Committee in its sole discretion, provided that for purposes of determining the exercise price of a VAR or Stock Option that is intended to be exempt from the requirements of Code Section 409A, or otherwise as required in order to comply with the requirements of Code Section 409A, the Fair Market Value of an Incentive Share shall be determined in a manner consistent with the requirements of Code Section 409A.

(t) Incentive Share means one share of Common Stock. Notwithstanding the foregoing, with respect to any award of VARs prior to October 9, 2018, an “Incentive Share” means one share of Series A-6 Preferred Stock.

(u) Independent Contractor means a Person, other than an Employee, who is deemed to be an independent contractor by a Company Entity.

(v) IRS means the Internal Revenue Service.

(w) Participant means a Person whom the Committee has selected to receive an Award under this Plan, pursuant to Section 4.1 hereof, or who has an outstanding Award.

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(x) Person means any individual, partnership, corporation, limited partnership, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

(y) Plan means the Amended and Restated Castle Creek Pharmaceutical Holdings, Inc. Management Incentive Plan, as set forth in this document, as amended, restated or supplemented from time to time pursuant to its terms.

(z) Property means all real and personal property acquired and held by the Company and any improvements thereto, and includes both tangible and intangible property.

(aa) Public Offering means a firm commitment underwritten public offering of the Common Stock of the Company, pursuant to a registration statement filed under the 1933 Act.

(bb) Repurchase Right is defined in Section 9.2 hereof.

(cc) Repurchase Value is defined in Section 9.2 hereof.

(dd) Restriction Period means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events or conditions as the Committee determines, in its discretion), and/or the Restricted Stock are not vested.

(ee) Restrictive Covenant is defined in Section 9.5.

(ff) Restricted Stock means a grant of an Incentive Share awarded to a Participant pursuant to Article 7, subject to the terms and conditions set forth in the applicable Award Agreement.

(gg) Series A-6 Preferred Stock means Series A-6 Preferred Stock, par value $0.0001 per share, of the Company.

(hh) Service means the provision of services to a Company Entity in the capacity of Employee, Independent Contractor, or another service provider.

(ii) Stockholders Agreements means (i) the Voting Agreement, (ii) that certain Right of First Refusal and Co-Sale Agreement, dated as of October 9, 2018, by and among the Company and the other parties thereto, as the same may be amended or amended and restated from time to time, and (iii) that certain Investors’ Rights Agreement, dated as of October 9, 2018, by and among the Company and the other parties thereto, as the same may be amended or amended and restated from time to time.

(jj) Stock Option means the option to purchase an Incentive Share at the exercise price set forth in the applicable Award Agreement, subject to the terms and conditions set forth in the applicable Award Agreement.

(kk) Subsidiary means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or

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ownership interest thereof is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination hereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any board or general partner of such limited liability company, partnership, association or other business entity.

(a) Termination Date is defined in Section 9.1.

(b) Value Appreciation Right or VAR means the right to receive, in cash, Incentive Shares of equivalent value, some combination thereof or any other manner approved by the Committee, in its sole discretion, an amount equal to the excess of the Fair Market Value of an Incentive Share at the time of exercise over the exercise price of a VAR as set forth in the applicable Award Agreement, subject to the terms and conditions set forth in the applicable Award Agreement.

(c) Voting Agreement means that certain Voting Agreement, dated October 9, 2018, by and among the Company and the Stockholders set forth therein.

Article 3. Administration

Section 3.1 Plan Administration. This Plan will be administered by the Board or by a Committee consisting of at least one director that the Board designates for this purpose. If the Board designates a Committee to administer this Plan, the Board shall appoint the Committee members, from time to time, and the Committee members shall serve at the Board’s discretion. Except as otherwise required by the Board, the Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

Section 3.2 Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee has full power to: (a) select eligible Persons to participate in this Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with this Plan; (d) construe and interpret this Plan and any agreement or instrument entered into under this Plan; (e) establish, amend or waive rules and regulations for this Plan’s administration; and (f) subject to the provisions of Article 14 hereof, amend the terms and conditions of any outstanding Award to the extent the terms are within the Committee’s discretion under this Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer this Plan. As permitted by law and consistent with this Article 3, the Committee may delegate some or all of its authority under this Plan.

Section 3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding on all Persons.

Section 3.4 Adjustments in Common Stock and Series A-6 Preferred Stock. If any shares of Common Stock or Series A-6 Preferred Stock, as currently constituted, are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or of another entity (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of units, or otherwise, but not including a sale of such shares of Common Stock or Series A-6 Preferred Stock or other equity pursuant to an effective registration statement under the

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then the Committee shall (in the manner and form determined in the Committee’s sole discretion) make equitable and appropriate adjustments or substitutions to the number and class of Incentive Shares and forms of Awards authorized to be granted under this Plan and to any outstanding Awards under this Plan. Fractional Incentive Shares resulting from any adjustment in Awards pursuant to this Section 3.4 may be settled in cash or otherwise as the Committee determines. The Company shall give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

Section 3.5 Number of Incentive Shares Available for Grants. Subject to adjustment as provided in Section 3.4, the maximum number of shares of Series A-6 Preferred Stock and Common Stock that may be subject to Awards issued under this Plan are (i) 194,571 (i.e., 160,000, being the total number of shares of Series A-6 Preferred Stock subject to Awards that are outstanding as of the effective date of this Plan, plus 34,571, being the total number of VARs that are issued and outstanding as of the effective date of this Plan) and (ii) 72,106 (i.e., 106,677 minus 34,571, being the total number of VARs that are issued and outstanding as of the effective date of this Plan), respectively; provided, that if any VARs in respect of shares Series A-6 Preferred Stock that are outstanding as of the effective date of this Plan are subsequently repurchased by the Company or otherwise forfeited or surrendered to the Company, then the maximum number of shares of Series A-6 Preferred that may be subject to Awards issued under this Plan shall automatically decrease by a corresponding number, and the maximum number of shares of Common Stock that may be subject to Awards issued under this Plan shall automatically increase by a corresponding number. Any Incentive Share that is subject to an Award under this Plan, which Award for any reason expires or is forfeited, canceled, surrendered, terminated, paid, or settled without the issuance of Incentive Shares, will be available for issuance under this Plan. Any Award or Incentive Share that is issued pursuant to an Award or any exercise thereof under this Plan, and is subsequently repurchased by the Company or otherwise forfeited or surrendered to the Company, will be available for issuance under this Plan.

Article 4. Eligibility and Participation

Section 4.1 Eligibility. Subject to the requirements of applicable securities laws, the following Persons are eligible to receive Awards under this Plan: (a) any Employee; (b) any Independent Contractor; (c) any member of the Board or any Sub Board; (d) any member of any advisory board of any Company Entity and/or (e) any other service provider designated by the Committee. No Employee, Independent Contractor or other service provider has the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Section 4.2 Actual Participation. The Committee shall determine, within the limits set forth below, those eligible Persons to whom it will grant Awards. Each eligible Person whom the Committee has selected to receive an Award will become a Participant in this Plan upon execution of an Award Agreement.

Article 5. Value Appreciation Rights

Section 5.1 Grant of VARs. Subject to the terms and provisions of this Plan, the Committee may grant VARs to any eligible Person, in the number, and upon the terms, and at any time and from time to time, as the Committee determines and sets forth in the Award Agreement.

Section 5.2 Award Agreement. Each grant of VARs must be evidenced by an Award Agreement that specifies the duration of the VARs, the number of Incentive Shares to which the VARs pertain, the manner, time and rate of exercise and/or vesting of the VARs, and such other provisions as the Committee determines and sets forth in the Award Agreement.

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Section 5.3 Exercise Price. Each Award Agreement for VARs must specify the exercise price for each Incentive Share subject to the VARs.

Section 5.4 Duration of VARs. Each VAR will expire at the time determined by the Committee at the time of grant and specified in the Award Agreement, but no later than the 10th anniversary of the date of grant.

Section 5.5 Exercise of VARs. Each VAR will become vested at such times and be subject to such restrictions and conditions as the Committee in each instance approves and sets forth in each Award Agreement. Restrictions and conditions on the exercise of VARs need not be the same for each Award or for each Participant. Unless otherwise provided in an Award Agreement, the holder of VARs may exercise the vested and exercisable VARs only by delivering a written notice of exercise to the Company setting forth the number of Incentive Shares as to which the VARs are to be exercised.

Section 5.6 Payment of VAR Amount. Upon the exercise of a VAR, a Participant will be entitled to receive payment from the Company in an amount equal to the difference between the Fair Market Value of the Incentive Share on the date of exercise over the exercise price of the VAR. At the discretion of the Committee, the payment upon exercise of a VAR may be in cash, in Incentive Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

Section 5.7 Stockholders Agreements. The Company shall issue no VARs until the Participant has executed an Award Agreement and satisfied all conditions and restrictions applicable to the respective Award. The Company shall issue no Incentive Shares with respect to an exercised VAR until the Participant has executed the Stockholders Agreements and satisfied all conditions and restrictions applicable to the issuance of Incentive Shares.

Section 5.8 Nontransferability of VARs. The Participant may not sell, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber any VARs, except as specifically set forth in an Award Agreement, or otherwise as specifically permitted by the Committee in writing in its sole discretion. Further, except as otherwise provided in a Participant’s Award Agreement, all VARs will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may require, in its discretion, a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 6. Stock Options

Section 6.1 Grant of Stock Options. Subject to the terms and provisions of this Plan, the Committee may grant Stock Options to any eligible Person, in the number, and upon the terms, and at any time and from time to time, as the Committee determines and sets forth in the Award Agreement.

Section 6.2 Award Agreement. Each grant of Stock Options must be evidenced by an Award Agreement that specifies the duration of the Stock Options, the number of Incentive Shares to which the Stock Options pertain, the manner, time, and rate of exercise, and/or vesting of the Stock Options, and such other provisions as the Committee determines and sets forth in the Award Agreement.

Section 6.3 Exercise Price. Each Award Agreement for Stock Options must specify the exercise price for each Incentive Share subject to each Stock Option.

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Section 6.4 Duration of Stock Options. Each Stock Option will expire at the time determined by the Committee at the time of grant and specified in the Award Agreement, but no later than the 10th anniversary of the date of grant.

Section 6.5 Exercise of Stock Options. Stock Options will become vested at such times and be subject to such restrictions and conditions as the Committee in each instance approves and sets forth in each Award Agreement. Restrictions and conditions on the exercise of Stock Options need not be the same for each Award or for each Participant.

Section 6.6 Payment of Exercise Price. The holder of Stock Options may exercise vested Stock Options only by delivering a written notice of exercise to the Company setting forth the number of Incentive Shares as to which the Stock Options are to be exercised and by executing such documents as the Company reasonably requests. Except as set forth in the applicable Award Agreement, such notice must be accompanied with payment of the applicable purchase price in full, and without any extension of credit, either (a) in cash, (b) by delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned Incentive Shares having a Fair Market Value, determined as of the date immediately preceding the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (c) by authorizing the Company to withhold whole Incentive Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Company determines that such withholding of Incentive Shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (d) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise, or (e) through a combination of (a), (b) and (c). No Incentive Shares will be issued and, if applicable, no certificates representing such Incentive Shares will be delivered until the full purchase price therefor and any withholding taxes thereon have been paid.

Section 6.7 Stockholders Agreements. The Committee shall require a Participant to execute the Stockholders Agreements (which imposes restrictions, limitations, and obligations on the Participant) with respect to any Incentive Shares acquired through exercise of a Stock Option. The Company shall issue no Stock Option until the Participant has executed an Award Agreement and satisfied all conditions and restrictions applicable to the respective Award. The Company shall issue no Incentive Shares with respect to an exercised Stock Option until the Participant has executed the Stockholders Agreements and satisfied all conditions and restrictions applicable to the issuance of Incentive Shares.

Section 6.8 Nontransferability of Stock Options. The Participant may not sell, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber any Stock Options, except as specifically set forth in an Award Agreement, or otherwise as specifically permitted by the Committee in writing in its sole discretion. Further, except as otherwise provided in a Participant’s Award Agreement, all Stock Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may require, in its discretion, a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 7. Restricted Stock.

Section 7.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee may, at any time and from time to time, grant Restricted Stock to eligible Persons in such amounts as it determines and sets forth in the Award Agreement.

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Section 7.2 Award Agreement. Each grant of Restricted Stock will be evidenced by an Award Agreement that specifies the Restriction Period, the number of Incentive Shares granted, the purchase price, if any, and such other provisions as the Committee determines and sets forth in the Award Agreement.

Section 7.3 Code Section 83(b) Election. The Participant shall indicate to the Company whether the Participant intends to make an election under Section 83(b) of the Code with respect to the Restricted Stock.

Section 2.2 Stockholders Agreements. The Committee shall require a Participant to execute the Stockholders Agreements (which imposes restrictions, limitations, and obligations on the Participant) with respect to any Restricted Stock. The Company shall issue no Restricted Stock until the Participant has executed the Award Agreement and the Stockholders Agreements and satisfied all conditions and restrictions applicable to the Award and the issuance of Incentive Shares.

Section 7.4 Nontransferability. The Participant may not sell, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber any Restricted Stock, except as specifically set forth in an Award Agreement or otherwise as specifically permitted by the Committee in writing in its sole discretion. All rights with respect to Restricted Stock will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee, in its discretion, may require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 8. Liquidity Rights

Section 8.1 Liquidity Rights. The Committee may from time to time, but shall not be obligated to, consider possible alternatives to be implemented by the Company to allow holders of Awards to achieve liquidity with respect to a portion of their vested Awards, with any such plan, and the terms and conditions thereof, being subject to approval of the Committee in its sole discretion.

Section 8.2 Change in Control. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event of a Change in Control, the Committee may, in its sole discretion:

(a) Require that some or all outstanding Awards will immediately vest, either in full or in part;

(b) Require that securities of the company or entity resulting from or succeeding to the business of the Company pursuant to a Change in Control, or the parent corporation thereof, be substituted for some or all of the Incentive Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as determined in accordance with this Plan;

(c) Require that outstanding Awards, in whole or in part, be surrendered to the Company by the holder thereof and be immediately cancelled by the Company, in exchange for consideration determined by the Committee in its sole discretion, based on the consideration payable to the holders of shares of Series A Preferred Stock or Common Stock, as the case may be, under the Amended and Restated Certificate of Incorporation of the Company (as the same may be amended or amended and restated after the date hereof), after taking into account any exercise price in respect of such Awards; provided, however, that any VARs or Stock Options with an exercise price that is less than the Fair Market Value of the underlying Incentive Share at the time of a Change in Control may be surrendered and cancelled for no consideration;

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(d) If a portion of the consideration from a Change in Control is to be paid to the stockholders of the Company on a contingent or deferred basis (the “Contingent Consideration”), require that the portion of the Awards attributable, if any, to the Contingent Consideration shall be paid when the Company’s stockholders actually receive payment of such consideration from such Change in Control. All portions of the Awards attributable to Contingent Consideration received within the five (5) year period following the Change in Control must be paid to the Participant within five (5) years following the Change in Control and shall otherwise be administered in a manner that is intended to comply with the requirements of Treas. Reg. Section 1.409A-3(i)(5)(iv)(A) and no Participant shall have a right to payment with respect to any Contingent Consideration realized, and/or any installment of the Award in respect of any period, after such five (5) year period.

(e) If the Change in Control is structured as a merger or consolidation, require each Participant to waive any dissenters rights, appraisal rights, or similar rights in connection with such merger or consolidation; and/or

(f) Take any other action that the Committee deems appropriate, in its sole discretion, and require each Participant to take all actions as the Committee deems necessary or appropriate in connection with the consummation of the Change in Control.

Section 8.3 Tag-Along Rights; Drag-Along Rights. The Company and the Participants shall have “tag-along rights” and “drag-along rights,” if any, as provided under the Stockholders Agreements and/or the Award Agreement. Upon the receipt of a drag-along notice, the Participant shall be obligated to transfer his or her Stock Options, VARs and/or Incentive Shares (including any Incentive Shares acquired pursuant to an Award or any exercise thereof), free and clear of any encumbrances, to the proposed purchaser on the terms and for the price set forth in the drag-along notice.

Section 8.4 Nontransferability. As set forth above, VARs, Stock Options and Incentive Shares acquired pursuant to an Award or any exercise thereof, may not be sold, exchanged, pledged, mortgaged, hypothecated, or otherwise transferred or encumbered, except as specifically set forth in an Award Agreement, or otherwise as specifically permitted by the Committee in writing in its sole discretion. If any Award or Incentive Share issued pursuant to an Award or any exercise thereof is transferred in violation of this Plan or the Stockholders Agreements, the Company shall not be required (a) to transfer on its books any Awards or Incentive Shares (including Incentive Shares acquired pursuant to an Award or any exercise thereof) that have been sold or transferred, or (b) to treat as owner of such Award or Incentive Shares, to accord the right to vote, if any, or to pay dividends or other distributions to any transferee to whom such Award or Incentive Shares have been transferred, in violation of this Plan, an Award Agreement, or the Stockholders Agreements, if applicable. As a condition to any transfer, any transferee must consent in writing to being bound by all of the terms and conditions of this Plan, any Award Agreement and the Stockholders Agreements. Additionally, the Committee may impose such restrictions on any Award or Incentive Shares acquired by a Participant as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Incentive Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Incentive Shares.

Section 8.5 Certificates. As a condition to the receipt of Incentive Shares under this Plan, the Participant shall, if so requested by the Company, agree to hold such Incentive Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, the Participant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Incentive Shares unless a registration statement shall be in effect with respect to such

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furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Incentive Shares transferred pursuant to an Award may at the discretion of the Company bear a legend to the effect that such Incentive Shares have not been registered under the 1933 Act or any applicable state securities law and that such Incentive Shares cannot be sold or offered for sale in the absence of an effective registration statement as to such Incentive Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel satisfactory to the Company that such registration is not required.

Section 8.6 Cooperation. All Incentive Shares delivered to any Person under this Plan shall be delivered subject to the condition that such Person (or such Person’s successor in interest) cooperate to the extent reasonably necessary and customary for Incentive Share holders in like circumstances to effect a Public Offering if the Board approves a Public Offering, and if any such Person (or such Person’s successor in interest) fails to do so, the Company shall have the right to cancel the Incentive Shares held by such Person (or such Person’s successor in interest) in exchange for a payment to such Person (or such Person’s successor in interest) equal to the then Fair Market Value of such Incentive Shares, or, if less, the price paid for such Incentive Shares.

Article 9. Forfeiture and Repurchase; Termination of Service. The following provisions of this Article 9 shall apply to all Awards and the Incentive Shares issued in connection therewith; provided that the applicable Award Agreement may provide for treatment that is different than the treatment set forth in this Article 9 and, to the extent so provided, the terms of the Award Agreement shall control.

Section 9.1 Forfeiture and Repurchase. In the event that a Participant’s Service terminates for any reason:

(a) any VARs, Stock Options, Restricted Stock or Incentive Shares issued upon exercise of any Award (collectively, “Covered Awards”) held by the Participant, his or her Designated Beneficiary and his or her transferees that are unvested and outstanding on the date of such Participant’s termination of Service (“Termination Date”) shall be forfeited and deemed cancelled without any further action by the Company, the Participant, his or her Designated Beneficiaries, his or her transferees or any other Person;

(b) in the event of termination of Service for any reason other than Cause, the Company shall have the right, but not the obligation, to repurchase all or a portion of the Covered Awards held by the Participant, his or her Designated Beneficiaries and his or her transferees that are vested and outstanding on the Termination Date in accordance with this Article 9; provided that the Company shall have the right, but not the obligation, to repurchase all or a portion of any Incentive Shares issued to the Participant upon the exercise of any vested Stock Option after the Termination Date in accordance with this Article 9; and

(c) in the event of termination of Service for Cause, all of the Covered Awards held by Participant, his or her Designated Beneficiaries and his or her transferees as of the Termination Date that are vested and outstanding as of the Termination Date shall be forfeited and deemed cancelled without any further action by the Company, the Participant, his or her Designated Beneficiaries, his or her transferees or any other Person.

Section 9.2 Repurchase Value. If the Company exercises its right to repurchase any Covered Award (the “Repurchase Right”), the purchase price to be paid with respect to such Covered Award (the “Repurchase Value”) will be equal to the fair market value of such Covered Award (which, in the case of any VAR or Stock Option, will be determined taking into account the Fair Market Value of the Incentive Shares issuable upon exercise of such VAR or Stock Option and the exercise price thereof and, in the case of any Incentive Share, will be the Fair Market Value of such Incentive Share) as of the Termination Date.

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Section 9.3 Procedure for Exercising Repurchase Right. If the Company exercises the Repurchase Right with respect to any Covered Award, the Company will deliver written notice thereof to the Participant within 60 days after the Participant’s Termination Date or, in the case of Incentive Shares acquired by Participant, his or her Designated Beneficiary or any of his or her transferees after the Termination Date in connection with the exercise of Stock Options after the Termination Date in accordance with Section 9.1(b), within 60 days after the exercise date of such Stock Options. Such notice will specify the closing date for the purchase of any Covered Awards by the Company. The Repurchase Value shall be paid by the Company, in the Committee’s election, (a) in cash at closing, (b) by delivery of an unsecured promissory note subordinated and junior in right of payment to all other indebtedness of the Company (including any and all existing and future indebtedness), with customary terms and conditions (including the payment at the time of each annual installment of interest, calculated at the then Applicable Federal Rate as of the purchase closing date for promissory notes with four year terms), payable in four equal annual installments, with the first installment due on the first anniversary of the closing and the subsequent annual installments due on the successive anniversary dates of the closing, or (c) in any combination thereof.

Section 9.4 Transfer of Covered Awards. Each Covered Award must be transferred to the Company in accordance with this Article 9 free and clear of all liens and encumbrances, and such documentation reasonably required by the Company to effect and evidence the repurchase of such Covered Award, including applicable withholding, inheritance and estate tax waivers and releases, must be provided to the Company. If any Person required to sell Covered Awards pursuant to Section 9.3 fails, for any reason, to tender the instruments required for the purchase and sale of the Covered Awards at the time and place specified by the Company, such Person shall be deemed to have assigned all of its right, title and interest in and to the Covered Awards to the Company, and such Person shall cease to have any rights with respect to the Covered Awards, except only to receive the Repurchase Value therefor as computed pursuant to Section 9.2, and such transferred Covered Awards shall be deemed canceled on the Company’s books and shall no longer be outstanding as of such date.

Section 9.5 Limitations. Notwithstanding any other provision of this Plan to the contrary, the Company will not have the right to exercise any Repurchase Right to the extent prohibited by law or by any debt financing agreements of the Company or any of its subsidiaries (including any covenant prohibiting direct or indirect distributions to the Company in order to effect any such repurchases) (a “Restrictive Covenant”) provided that if the Company is so prohibited from repurchasing any Covered Awards pursuant to law or a Restrictive Covenant or because of a possible impairment of its capital or due to lack of sufficient capital, as the case may be, the Company may repurchase such Covered Awards when it is permitted to do so under law or such Restrictive Covenants, when such repurchase would not impair the Company’s capital or when the Company has sufficient capital to repurchase such Covered Awards, as the case may be.

Section 9.6 Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to exercise or retain the Award after his or her termination of Service. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards, and may reflect, among other things, distinctions based on the reasons for termination of Service.

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Article 10. Beneficiary Designation

Each Participant, from time to time, may name any Designated Beneficiary (who may be named contingently or successively) to whom any benefit under this Plan may be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation must revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, must be made during the Participant’s lifetime, and must be received by the Committee or Committee before the Participant’s death.

Article 11. Breach of Restrictive Covenants

Section 11.1 Restrictive Covenants. An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non- compete, non-solicitation, non-hire, non-disclosure, confidentiality, non-disparagement, or other restrictive covenant provisions of the Award Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant shall:

(a) forfeit any and all Awards and Incentive Shares granted to him or her under this Plan, including Awards that have become vested;

(b) forfeit any and all right to receive any remaining installment payments due to the Participant pursuant to Article 9 hereof;

(c) forfeit the profit the Participant has realized on the sale of any Awards or Incentive Shares, which amount the Participant shall be required to repay to the Company; and

(d) be subject to such other forfeitures or consequences as are set forth in the applicable Award Agreement.

Article 12. Other Restrictions.

Section 12.1 Restrictions. The Committee may impose such other conditions and/or restrictions on any Award as it deems advisable and sets forth in the applicable Award Agreement including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 12.1 as to any given Award will lapse all at once or in installments.

Section 12.2 Market Standoff. As a condition to a Participant’s receipt of an Award, the Participant agrees that, in connection with any registration of the Company’s securities, upon the request of the Company or the underwriters managing any Public Offering of the Company’s securities, the Participant will not sell or otherwise dispose of any Incentive Shares without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. The Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing. Notwithstanding the foregoing, if the Participant and any Company Entity enter into any agreement that includes lock-up restrictions that are more favorable to such Participant than those set forth in this Section 12.2, then the terms of such agreement shall govern any Incentives Shares held by such Participant.

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Article 13. Rights of Participants; Distributions

Nothing in this Plan interferes with or limits in any way the right of any Company Entity to terminate any Participant’s Service at any time, or confers upon any Participant any right to continue in the Service of a Company Entity. No Award under this Plan will confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which Incentive Shares are transferred to the Participant and registered in the Participant’s name, and the Participant has fulfilled all requirements and conditions for receipt of such Incentive Share.

Article 14. Amendment, Modification and Termination

The Committee may at any time and from time to time, alter, amend, modify or terminate this Plan in whole or in part. Subject to the terms and conditions of this Plan, the Committee may alter, amend or modify outstanding Awards under this Plan, or accept the surrender of outstanding Awards and grant new Awards in substitution of them. Notwithstanding the foregoing, except for alterations, amendments or modifications deemed necessary by the Committee to comply with applicable legal or accounting requirements, no alteration, amendment or modification of an Award may, without the prior written consent of the Participant, materially impair any rights or obligations under any Award already granted under this Plan.

Article 15. Tax Withholding

Notwithstanding any other provision of this Plan, if the Company is required to withhold federal, state or local income taxes attributable to any amount considered to be compensation includable in a Participant’s gross income by reason of the grant of an Award, or by reason of the making of an election under Code Section 83(b) with respect thereto, the vesting of an Award, or by reason of any payment made or to be made to a holder of an Award, the Company in its discretion shall determine the method and amount of withholding.

Article 16. Successors

All obligations of the Company under this Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

Article 17. Miscellaneous

Section 17.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

Section 17.2 Severability. If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan must be construed and enforced as if the illegal or invalid provision had not been included.

Section 17.3 Requirements of Law. The granting of Awards and the issuance of Incentive Shares and/or cash payouts under this Plan are subject to all applicable laws, rules, and regulations (including, but not limited to, Rule 701 of the 1933 Act, to the extent applicable), and to any approvals by governmental agencies or national securities exchanges as may be required.

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Section 17.4 Non-U.S. Based Person. Notwithstanding any other provision of this Plan to the contrary, the Committee may make Awards to Persons who are not citizens or residents of the United States on such terms and conditions different from those specified in this Plan as may, in the Committee’s judgment, be necessary or desirable to foster and promote achievement of this Plan’s purposes. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees.

Section 17.5 Dispute Resolution and Arbitration. All disputes that may arise in any way directly or indirectly related to this Plan must be resolved by way of arbitration if they cannot be resolved through negotiations by and between the applicable parties. The Participant agrees to be bound by the same arbitration procedures for resolving disputes in accordance with the applicable Award Agreement. No Participant, heir, successor, representative or assign may seek resolution of any dispute in connection with this Plan in a court of law except in the event of actual fraud in the arbitration process.

Section 17.6 Governing Law. The laws of the State of Delaware shall govern the validity of this Plan, the construction of its terms, and the interpretation of the rights and duties of Participants, without regard to the principles of conflicts of laws.

Section 17.7 Unfunded Status of this Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet obligations created under this Plan to deliver Incentive Shares or make payments, provided that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan. Nothing contained in this Plan shall constitute, or be treated as, a trust or create any fiduciary relationship between a Participant and any Company Entity. The Company shall be under no obligation to segregate any assets for the purpose of providing payments to the Participants and no Person which is entitled to a distribution from the Company under this Plan shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of any Company Entity.

Section 17.8 Code Section 409A. This Plan and all Awards granted thereunder are intended to be exempt from or comply with Code Section 409A pursuant to the guidance issued thereunder by the IRS and must be administered in a manner consistent with such intent. Each payment under this Plan is deemed a “separate payment” for purposes of Code Section 409A. If an unintentional operational failure occurs with respect to Code Section 409A requirements, any affected Participant or Designated Beneficiary shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the IRS.

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